UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
  _________________________________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
 _________________________________________________________________
Filed by the Registrant  ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
AXONICS MODULATION TECHNOLOGIES, INC.
_________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

This supplement, dated June 22, 2020 (this “Supplement”) to the Definitive Proxy Statement on Schedule 14A filed on April 29, 2020 (the “Definitive Proxy Statement”), by Axonics Modulation Technologies, Inc., a Delaware corporation (the “Company”), is being filed to supplement the Definitive Proxy Statement as described in the Explanatory Note below.

EXPLANATORY NOTE

DELINQUENT SECTION 16(A) REPORTS

The Company previously filed its Definitive Proxy Statement, and based solely on its review of the reports and written representations furnished to the Company, made the determination that, to the Company’s knowledge, all filing requirements applicable to the Company’s officers, directors and greater than 10% beneficial owners pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were complied with during the year ended December 31, 2019. Subsequent to the filing of the Definitive Proxy Statement, the Company became aware that certain Section 16(a) filings made by certain of its directors and officers in 2019 were filed late. Specifically, Form 4 filings were filed late for the following individuals:

•	Raphaël Wisniewski in connection with a sale of securities of the Company on November 19, 2019;

•	Rinda Sama in connection with a grant of securities of the Company on March 6, 2019 and a sale of securities of the Company on October 1, 2019;

•	Geoff Pardo in connection with a forfeiture of securities of the Company on April 12, 2019;

•	Michael Carrel in connection with a grant of securities of the Company on February 27, 2019; and

•	Raymond W. Cohen in connection with a grant of securities of the Company on January 30, 2019.

This Supplement is being filed to correct that error and disclose the late Section 16(a) filings. Other than the addition of the above regarding the late Section 16(a) filings, no other changes have been made to the Definitive Proxy Statement and it continues to be in full force and effect as originally filed.